EMPLOYMENT AGREEMENT

The parties to this Agreement dated as of September 28, 2011 are Q Lotus Holdings, Inc, a Nevada corporation (the "Company")
and Daniel Kurzweil  (the "Employee").

The Company wishes to employ the Employee, and the Employee wishes to accept employment with the Company on the terms and subject to the conditions set forth in this Agreement.   It is therefore agreed as follows:

1. Employment. The Company shall employ and the Employee, and serve the Company, as its Chief Operating Officer with such duties and responsibilities as may be assigned to the Employee by the Board of Directors of the Company as normally associated with a position of that nature. The Employee shall devote his best efforts and such business time as necessary to the performance of his duties under this Agreement and shall perform them faithfully, diligently, and competently and in a manner consistent with the policies of the Company as determined from time to time by the Board of Directors of the Company.

2. Term of Employment. The Employee's employment by the Company under this agreement shall commence on the date of this Agreement and, subject to earlier termination pursuant hereto, shall terminate on a date one year thereafter. This Agreement may also be extended as needed by a written amendment pursuant to section 7.

3. Compensation. As compensation for all services rendered  by the Employee to the Company under this Agreement, the Company shall pay to the Employee the compensation set forth as follows:

Salary: Twelve Thousand ($12,000) per month paid on the regular payroll dates for the Company

4. Fringe Benefits; Expenses

A. The Employee shall be entitled to receive all health benefits, if any, provided by the Company to its employees generally and shall also be entitled to participate in all benefit plans, if any, provided by the Company to its employees generally.

B. The Company shall reimburse the Employee for all reasonable and necessary expenses incurred by him in connection with the performance of his services for the Company in accordance with the Company's policies, upon submission of appropriate expense reports and documentation in accordance with the Company's policies and procedures.

5. Disability or Death

A.    If, as the result of any physical or mental disability, the Employee shall have failed or is unable to perform his duties for a period of  (45 consecutive days, the Company may, by notice to the Employee subsequent thereto, terminate his employment under this Agreement as of the date of the notice without any further payment or the furnishing of any benefit by the Company under this Agreement (other than accrued and unpaid salary and expenses and benefits which have accrued pursuant to any plan or by law).

B. The term of the Employee's employment under this Agreement shall terminate upon his death without any further payment or the furnishing of any benefit by the Company under this Agreement (other than accrued and unpaid salary, and expenses and benefits which have accrued pursuant to any plan or by law).

6. Termination. The Company shall have the right to terminate this Agreement and the Employee’s employment with the Company for cause.  For purposes of this Agreement, the term “cause” shall mean:

A.  Any breach of the Employee's obligations under this Agreement;

B. Fraud, theft, or gross malfeasance on the part of the Employee, including, without limitation, conduct of a felonious or criminal nature, conduct involving moral turpitude, embezzlement, or misappropriation of assets;

C. The habitual use of drugs or intoxicants to an extent that it impairs the Employee's ability to properly perform his/her duties;

D. Violation by the Employee of his/her obligations to the Company, including, without limitation, conduct which is inconsistent with the Employee's position and which results or is reasonably likely to result (in the opinion of Company Chairman or CEO in an adverse effect (financial or otherwise) on the business or reputation of the Company or any of its subsidiaries, divisions, or affiliates;

E: The Employee's fail.ure, or neglect to perform his/her duties contemplated herein within a reasonable period under the circumstances after written notice from Company Chairman or CEO, describing the alleged breach and offering the Employee a reasonable opportunity to cure same;

F: Repeated violation by the employee of any of the written work rules or written policies of the Company after written notice of violation from the Board of Director, Company Chairman or CEO;

G. Breach of standards adopted by the Company governing professional independence or conflicts of interest.

If the employment of the Employee is terminated for cause, the Company shall not be obligated to make any further payment to the Employee (other than accrued and unpaid salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to the Employee under this Agreement.

7. Miscellaneous

A. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, applicable to agreements made and performed in Illinois, and shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

B. This agreement contains a complete statement of all the arrangements between the Company and the Employee with respect to its subject matter, supersedes all previous agreements, written or oral, among them relating to its subject matter, and cannot be modified, amended, or terminated orally. Amendments may be made to this Agreement at any time mutually agreed upon in writing.

C. Any amendment, notice, or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by Certified Mail, Return Receipt Requested, to the Company at the office of its  registered agent, and to the Employee at his/her address then on the books and records of the Company.

D. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

E. Each of the parties irrevocably submits to the exclusive jurisdiction of any court of the State of Illinois sitting in  Cook County or the Federal District Court of Northeastern Illinois over any action, suit, or proceeding relating to or arising out of this Agreement and the transactions contemplated hereby. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION, SUIT, OR PROCEEDING. Each party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conviens which such party may now or hereafter have to the bringing of any such action, suit, or proceeding in any such court and irrevocably agrees that process in any such action, suit, or proceeding may be served upon that party personally or by Certified or Registered Mail, Return Receipt Requested.

F. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as far as possible. If any term or provision of this Agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.  It is further agreed that this Agreement may be executed in counterparts, each of which when considered together shall constitute the original contract.

G. This Agreement is not assignable by either party except that it shall inure to the benefit of and be binding upon any successor to the Company by merger or consolidation or the acquisition of all or substantially all of the Company’s   assets, provided such successor assumes all of the obligations of the Company, and shall inure to the benefit of the heirs and legal representatives of the Employee.

Employee: /S/ Daniel Kurzweil		Date: 9/28/11

Accepted by: /S/ GARY ROSENBERG	Title: CEO	Date: 9/28/11